UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 29, 2024

Great Elm Group, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39832	85-3622015
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 PGA Boulevard, Suite 603 Palm Beach Gardens, FL	33410
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (617) 375-3006

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	GEG	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)
7.25% Notes due 2027	GEGGL	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 29, 2024, Great Elm Group, Inc. (“GEG”) and Jason Reese, Chairman and Chief Executive Officer of GEG, entered into a voting waiver agreement (the “Voting Waiver Agreement”), pursuant to which Mr. Reese waived all voting rights associated with all outstanding shares (whether vested or unvested) of GEG’s common stock, par value $0.001 per share, for voting purposes that have been granted or awarded, and all future shares of GEG that may be granted or awarded, directly to Mr. Reese in his individual capacity by GEG in connection with his services as an officer, director or employee of GEG or its subsidiaries during the term of the Voting Waiver Agreement (collectively, “Covered Shares”).

The Voting Waiver Agreement is subject to automatic and immediate termination upon the occurrence of any of the following events (each, a “Termination Event”), provided that GEG and Mr. Reese may agree in writing upon the occurrence of a Termination Event to continue the effectiveness of the Voting Waiver Agreement and waiver of voting rights associated with all Covered Shares until the occurrence of a subsequent Termination Event: (1) Mr. Reese is no longer an officer or director of GEG; (2) the commencement of a solicitation of a stockholder vote for the issuance of GEG shares requiring a stockholder vote under Nasdaq Rule 5635(a)(1), (b) or (d), or any successor provisions thereto or any equivalent provisions on any other stock exchange on which GEG shares are listed in the future, if not then listed on the Nasdaq Stock Market; (3) any sale of all, or substantially all, of GEG’s assets requiring a stockholder vote under applicable Delaware law; (4) Covered Shares, together with all other shares beneficially owned directly or indirectly by Mr. Reese, are equal to less than 15% of GEG’s total outstanding shares in the aggregate; or (5) a filing is made with the Securities and Exchange Commission by a party other than GEG, Mr. Reese, or entities ultimately controlled by Mr. Reese that proposes a take private, third-party tender offer, merger or acquisition or similar transaction involving GEG.

The foregoing description of the Voting Waiver Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Waiver Agreement, filed as Exhibit 10.1 hereto, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Voting Waiver Agreement, dated October 29, 2024, by and between Jason W. Reese and Great Elm Group, Inc.
104	The cover page from this Current Report on Form 8-K, formatted as inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT ELM GROUP, INC.

Date: October 29, 2024	/s/ Keri A. Davis
	By:	Keri A. Davis
	Title:	Chief Financial Officer